UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 23, 2015

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Interactive Brokers Group, Inc. (the "Company") was held on April 23, 2015.

The stockholders voted on proposals to elect directors to the Company's Board of Directors (the "Board"), to approve executive compensation and to ratify the appointment of Deloitte & Touche LLP as independent auditor.

All nominees for election to the Board were elected for a one year term expiring at the annual meeting of stockholders in the following year.  Each director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal.

The number of votes cast for or against and the number of abstentions with respect to each proposal is set forth below.  The Company's independent inspector of election reported the vote of the stockholders as follows:

Election of Directors (percentages shown are of the votes cast)
				Broker
	For	Against	Abstain	Non-Vote
Thomas Peterffy	360,896,504	22,279,454	10,251	13,658,840
	94.18%	5.82%	0.00%
Earl H. Nemser	360,215,496	22,959,570	11,143	13,658,840
	94.01%	5.99%	0.00%
Milan Galik	375,019,667	8,154,779	11,763	13,658,840
	97.87%	2.13%	0.00%
Paul J. Brody	370,141,661	13,032,105	12,443	13,658,840
	96.60%	3.40%	0.00%
Lawrence E. Harris	365,986,195	17,187,999	12,015	13,658,840
	95.51%	4.49%	0.00%
Hans R. Stoll	375,922,780	7,252,014	11,415	13,658,840
	98.11%	1.89%	0.00%
Wayne Wagner	375,904,257	7,270,037	11,915	13,658,840
	98.10%	1.90%	0.00%
Richard Gates	375,924,079	7,250,964	11,166	13,658,840
	98.11%	1.89%	0.00%

Stockholders approved executive compensation levels by a vote of 382,781,278 for; 378,180 against; 26,751 abstentions; and 13,658,840 broker non-votes.

Stockholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, by a vote of 395,843,146 for; 976,888 against; and 25,015 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary